BANKERS SECURITY LIFE INSURANCE SOCIETY


VARIABLE LIFE SEPARATE ACCOUNTS I AND II

         RESOLVED, That, pursuant to Section 227 of the Insurance Law of the State of New York, the Society is authorized to establish Bankers Security Variable Life Separate Account I ("Separate Account I") and Bankers Security Variable Life Separate Account II ("Separate Account II"). Separate Accounts I and II are empowered to:

    (a) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and in connection with such registrations file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;

    (b) to the extent required by the Investment Company Act of 1940, register under such Act or file a notification of claim of exemption from such registration, and make applications for such other exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

    (c)  provide for investment management services;

    (d) provide for the sale of variable life insurance policies issued and administered by the Society, to the extent such policies provide for allocation of amounts to Separate Account I and Separate Account II;

    (e) provide for custodial or depository arrangements for assets allocated to Separate Account I and Separate Account II;

    (f) select an independent public accountant to audit the books and records of Separate Account I and Separate Account II; and

    (g) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof;

         FURTHER RESOLVED, That Separate Accounts I and II shall constitute funding mediums to support reserves under such variable life insurance policies issued by the Society as the Chief Executive Officer may from time to time designate for such purpose;

         FURTHER RESOLVED, That the Society may register under the Securities Act of 1933 variable life insurance policies under which amounts will be allocated by the Society to Separate Account I and to Separate Account II to support reserves for such policies and, in connection therewith, the officers of the Society, and each of them, are hereby authorized to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Society, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

         FURTHER RESOLVED, That the President of the Society is hereby appointed as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

         FURTHER RESOLVED, That, pursuant to Section 227(6) of the Insurance Law of the State of New York, Separate Account I and Separate Account II shall each have a committee designated the "Separate Account I Committee" and the "Separate Account II Committee" respectively, initially each to consist of five members to be designated by the Chairman of the Board or the President, each of whom or any replacements similarly designated shall serve until the first meeting of the variable life insurance policyholders having voting rights in respect of Separate Account I and Separate Account II, as provided by their Rules and Regulations to be hereafter adopted or approved, and until his successor shall qualify, and thereafter the members of each Committee shall be elected by such policyholders;

         FURTHER RESOLVED, That all members so designated or from time to time so elected as members of each Committee shall be deemed to be, and are hereby, requested by the Society to serve as such;

         FURTHER RESOLVED, That, in cooperation with the Committees, the officers of the Society and each of them are hereby authorized, to prepare, execute, and file with the Securities and Exchange Commission applications for such exemptions from or orders under the Investment Company Act of 1940 as they may from time to time deem necessary or desirable;

         FURTHER RESOLVED, That the officers of the Society, and each of them, are hereby authorized to effect, in the name and on behalf of the Society all such registrations, filings and qualifications under blue sky or securities laws and under insurance securities laws and insurance laws of such states and other jurisdictions as he may deem necessary or appropriate, with respect to the Society, and with respect to any variable life insurance policies under which amounts will be allocated by the Society to Separate Accounts I or II to support reserves for such policies; such authorization to include registration, filing and qualifications of the Society and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Society as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants,

                                       2

consents to service of process and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

         FURTHER RESOLVED, That the Chairman of the Board and the President, and each of them, is hereby authorized to change the designation of Separate Account I and Separate Account II and their Committees, or either of them, to such other designation or designations as he may deem necessary or desirable; and

         FURTHER RESOLVED, That the Society is hereby authorized to enter into agreements with the Committees and others for investment management, sales and other services, and the officers of the Society and each of them is hereby authorized to execute all such agreements on behalf of the Society with respect thereto containing such provisions as shall satisfy the requirements of the Investment Company Act of 1940 and the rules and regulations issued thereunder;

         FURTHER RESOLVED, That the officers of the Society and each of them are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as he may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.



Executive Committee Meeting
23 March 1982

                     BANKERS SECURITY LIFE INSURANCE SOCIETY


VARIABLE LIFE SEPARATE ACCOUNTS III AND IV

         RESOLVED, That, pursuant to Section 4240 of the Insurance Law, of the State of New York, the Society is authorized to establish Bankers Security Variable Life Separate Account III ("Separate Account III") and Bankers Security Variable Life Separate Account IV ("Separate Account IV"). Separate Accounts III and IV are empowered to;

     (a) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and in connection with such registrations file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;

     (b) to the extent required by the investment Company Act of 1940, register under such Act or file a notification of claim of exemption from such registration, and make applications for such other exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

     (c)      provide for investment management services;

     (d) provide for the sale of variable life insurance policies issued and administered by the Society, to the extent such policies provide for allocation of amounts to Separate Account III and Separate Account IV;

     (e) provide for custodial or depository arrangements for assets allocated to Separate Account III and Separate Account IV;

     (f) select an independent public accountant to audit the books and records of Separate Account III and Separate Account IV; and

     (g) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof;

         FURTHER RESOLVED, That Separate Accounts III and IV shall constitute funding mediums to support reserves under such variable life insurance policies issued by the Society as the Chief Executive Officer may from time to time designate for such purpose;

         FURTHER RESOLVED, That the Society may register under the Securities Act of 1933 variable life insurance policies under which amounts will be allocated by the Society to Separate Account III and to Separate Account IV to support reserves for such policies and, in connection therewith, the officers of the Society, and each of them are hereby authorized to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Society, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

         FURTHER RESOLVED, That the President of the Society is hereby appointed as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

         FURTHER RESOLVED, That, pursuant to Section 4240 of the insurance Law of the State of New York, Separate Account III and Separate Account IV shall each have a committee designated the "Separate Account III Committee" and the "Separate Account IV Committee" respectively, initially each to consist of five members to be designated by the Chairman of the Board or the President, each of whom or any replacements similarly designated shall serve until the first meeting of the variable life insurance policyholders having voting rights in respect of Separate Account III and Separate Account IV, as provided by their Rules and Regulations to be hereafter adopted or approved, and until his successor shall qualify, and thereafter the members of each Committee shall be elected by such policyholders;

         FURTHER RESOLVED, That all members so designated or from time to time so elected as members of each Committee shall be deemed to be, and are hereby, requested by the Society to serve as such;

         FURTHER RESOLVED, That, in cooperation with the committees, the officers of the Society and each of them are hereby authorized, to prepare, execute, and file with the Securities and Exchange Commission applications for such exemptions from or orders under the Investment Company Act of 1940 as they may from time to time deem necessary or desirable;

         FURTHER RESOLVED, That the officers of the Society, and each of them are hereby authorized to effect, in the name and on behalf of the Society all such registrations, filings and qualifications under blue sky or securities laws and under insurance securities laws and insurance laws of such states and other jurisdictions as he may deem necessary or appropriate, with respect to the Society, and with respect to any variable life insurance policies under which amounts will be allocated by the Society to Separate Accounts III or IV to support reserves for such policies; such authorization to include registration, filing and qualifications of the Society and of said policies, as well as registration, filing and qualification of officers, employees and agents of the

                                       2

Society as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

         FURTHER RESOLVED, That the Chairman of the Board and the President, and each of them, is hereby authorized to change the designation of Separate Account III and Separate Account IV and their Committees, or either of them to such other designation or designations as he may deem necessary or desirable; and

         FURTHER RESOLVED, That the Society is hereby authorized to enter into agreements with the Committees and others for investment management, sales and other services, and the officers of the Society and each of them is hereby authorized to execute all such agreements on behalf of the Society with respect thereto containing such provisions as shall satisfy the requirements of the Investment Company Act of 1940 and the rules and regulations issued thereunder;

         FURTHER RESOLVED, That the officers of the Society and each of them are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as he may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.



Board of Directors
25 July 1985

         RESOLVED, That, pursuant to the Insurance Laws of this Company's domiciliary state, the Company is authorized to establish and amend Variable Life and Variable Universal Life Separate Accounts ("Separate Accounts") and is empowered to:

         (a) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and in connection with such registrations file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;

         (b) to the extent required by the Investment Company Act of 1940, register under such Act or file a notification of claim of exemption from such registration, and make applications for such other exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

         (c) to file Plans of Operations and Amendments to such Plans with the New York Insurance Department and where necessary, other state insurance departments;

         (d)      provide for investment management services;

         (e) provide for the sale of variable life and variable universal life insurance policies issued and administered by the Company, to the extent such policies provide for allocation of amounts to the Separate Accounts;

         (f) provide for custodial or depository arrangements for assets allocated to the Separate Accounts;

         (g) select an independent public accountant to audit the books and records of the Separate Accounts;

         (h) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof;

         FURTHER RESOLVED, That the Separate Accounts shall constitute funding mediums to support reserves under such variable life and variable universal life insurance policies issued by the Company as the President of the Company may from time to time designate for such purpose;

         FURTHER RESOLVED, That the Company may register under the Securities Act of 1933 variable life and variable universal life insurance policies under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such policies and, in connection herewith, the officers of the Company and each of them are hereby authorized to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

         FURTHER RESOLVED, That the General Counsel of the Company is hereby appointed as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

         FURTHER RESOLVED, That the officers of the Company are authorized to establish unit investment trusts, and funds to support these trusts, for the sale of variable life and variable universal life insurance policies, and are authorized to prepare, execute and file registration statements, amendments thereto, exhibits, applications and other documents as may be required;

         FURTHER RESOLVED, That the officers of the Company, and each of them are hereby authorized to effect, in the name and on behalf of the Company all such registrations, filings and qualifications under blue sky or securities laws and under insurance securities laws and insurance laws of such states and other jurisdictions as such officer may deem necessary or appropriate, with respect to the Company, and with respect to any variable life and variable universal life insurance policies under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such policies; such authorization to include registration, filing and qualifications of the Company and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

         FURTHER RESOLVED, That the officers of the Company and each of them are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as such officer may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof;

         FURTHER RESOLVED, That the following Standards of Suitability are adopted:

         Standards of Suitability are intended for use by the Company in its variable life and variable universal life insurance operations and shall also be applicable to any affiliate or subsidiary of the Company, any director, officer or employee of the Company, and its affiliated companies and any life insurance agent of the Company or an affiliate:

         The Standards of Suitability which express the criteria of the Company with respect to determining the suitability for applicants are as follows:

         (a) No recommendation shall be made to an applicant to purchase a variable life or variable universal life insurance policy and no such policy shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or any affiliated company or to the agent making the recommendation;

         (b) All representatives of the Company who recommend to a prospect the purchase of an equity product must, to the best of their ability, assure themselves that this recommendation is not unsuitable. This judgment should be based upon the prospect's investment objectives, financial situation and needs, and any other pertinent information known by the associated person. In order to obtain an adequate basis for determining suitability, a reasonable effort must be made by the associated person to obtain the information requested in the suitability portion of an application to purchase such products;

         (c) Lapse rates for variable life and variable universal life insurance within the first two policy years which are significantly higher than those encountered by the Company or any affiliate for corresponding fixed benefit and variable benefit life insurance policies shall be considered in determining whether the Company and the agents of the Company are engaging, as a general business practice, in the sale of variable life and variable universal life insurance to persons for whom it is unsuitable. Conversions from such policies to fixed life insurance policies pursuant to Regulations or terms of the policy shall not be considered lapses for purposes of this section;

         FURTHER RESOLVED, That the following Standards of Conduct are adopted:

         The responsibility for maintaining a high Standard of Conduct and the conduct of the affairs of the variable life and variable universal life insurance operations of the Company rests upon many persons affiliated with the Company. In recognition of that responsibility, a Statement of Standards of Conduct hereby adopted by the Company, provides certain specific and detailed guidance with respect to investments of variable life and variable universal life insurance separate accounts and operations. These Standards of Conduct are intended to apply to transactions of or with the Company, any affiliate of the Company, any other person directly or indirectly controlling, controlled by or under common control with either, any person that regularly furnishes investment advice to the Company with respect to its variable separate accounts for which a specific fee or commission is charged, any director, officer or employee of any of the foregoing;

         The Company hereby adopts Standards of Conduct in respect to its variable life and variable universal life insurance separate accounts and operations as follows:

         (a) With respect to variable life and variable universal life insurance separate accounts, neither the Company nor any affiliate shall (unless otherwise approved in writing in advance of the transaction by the insurance regulatory official of each state requiring such approval in which the Company shall be authorized to issue variable life insurance):

                  1) Sell to or purchase from any such separate account established by the Company any securities or other property, other than variable contracts;

                  2) Accept any compensation, other than a regular salary or wages from the Company or an affiliate, for the sale or purchase of securities to or from any such separate account other than as provided below;

                  3) Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliate participates with such a separate account in any transaction in which the Company or affiliate obtains an advantage in the price or quality of the item purchased, in the service received, or in the course of such service and the Company or any other affiliate is disadvantaged in any of these respects by the same transaction;

                  4) Borrow money or securities from any such separate account other than under a policy loan provision;

         No provision of this statement shall be construed to prohibit:

                  1) The investment of separate account assets and securities issued by one or more investment companies registered pursuant to The Investment Company Act of 1940 which is sponsored or managed by the Company or an affiliate company and the payment of investment management or advisory fees on such assets;

                  2) The combination of orders for the purchase or sale of securities for the Company, any affiliate, any separate accounts or any one or more of them, which is for their mutual benefit or convenience so long as any securities so purchased or the proceeds of any sale thereof are allocated among the participants on some predetermined basis expressed in writing which is designed to assure the equitable treatment of all participants;

                  3) The company or any affiliate to act as a broker or dealer in connection with the sale of securities to or by such separate account, provided that any commission, fee or remuneration charge therefore shall not exceed the minimum broker's commission established for any such transaction by any national securities exchange through which such transaction could be effected or such charges prevailing in the ordinary cost of business in the community where such transaction is effective;

                  4) The offering of investment management or investment advisory services by the Company or any affiliate for a fee, subject to any applicable variable life or variable universal life insurance regulation;

         References in the foregoing Standards of Conduct to sales to, purchases from, or other transactions of or with any separate account shall embrace sales, purchases or transactions in respect of securities, money or other property allocated, or to be allocated, to such separate account;

         FURTHER RESOLVED, That the officers of this Company are authorized to enter into custodial agreements to carry out the foregoing and the intent and purposes thereof.

Board of Directors
28 October 1996